Exhibit 10.1

JOHN HANCOCK TOWER

200 Clarendon Street

Boston, Massachusetts

(the “Building”)

NINTH AMENDMENT TO LEASE

Execution Date: Dated as of January 1, 2005

LANDLORD:	100 & 200 Clarendon, LLC, successor in interest to John Hancock Life Insurance Company

TENANT:	Investors Bank & Trust Company, a Massachusetts trust company

OFFICE
PREMISES:

An area containing 354,936 rentable square feet (as outlined below) on Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED] of the Building, as shown on Exhibit A to the Lease, Exhibit A-2 to the First Amendment to Lease, Exhibit A-2 to the Second Amendment to Lease, Exhibit A-3 to the Third Amendment to Lease (Revised and Corrected), Exhibit A-2 to the Fourth Amendment to Lease, Exhibit A-6 to the Sixth Amendment to Lease, Exhibit A-8 to the Seventh Amendment to Lease and Exhibit A-9 to the Eighth Amendment to Lease

Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 45,243 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 45,345 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 45,345 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 27,419 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 27,312 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 27,415 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 27,416 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 27,413 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 26,958 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 26,958 rentable square feet
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 28.112 rentable square feet
	Total	354,936 rentable square feet

DATA CLOSET
PREMISES:	Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]: 107 rentable square feet (“Data Closet Premises”)

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LEASE	DATE OF
DATA	LEASE:	November 13, 1995

TERMINATION
DATE:

Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED] (“Area A”): June 30, 2011
Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED] (“Area B”): September 30, 2007
Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED] (“Area C”): November 30, 2010
Area A, Area B and Area C shall sometimes hereinafter be collectively referred to as the “Premises.”

PREVIOUS
LEASE
AMENDMENTS:

Letter Agreement dated November 13, 1995
First Amendment dated February 24, 1997
Second Amendment dated June 19, 1997
Letter from Landlord to Tenant dated June 19, 1997
re: RFO on Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED]
Letter from Tenant to Landlord dated July 14, 1997
(informing Landlord that Tenant is not interested in RFO on [/*/ CONFIDENTIAL TREATMENT REQUESTED])

Third Amendment dated December 1, 1997
(Revised and Corrected)
Fourth Amendment dated August 17, 1998
Amendment to Letter Agreement dated October 15, 1999
Fifth Amendment dated March 14, 2000
Sixth Amendment dated September 19, 2000
Seventh Amendment dated December 3, 2000
Eighth Amendment dated April 19, 2001
Letter from John Hancock to Tenant dated April 11, 2002
re: RFO on Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED]
(Tenant has signed on April 19, 2002 stating Investors Bank is not interested at this time)

EXTENDED
TERMINATION
	DATE:	December 31, 2014

WHEREAS, Tenant desires to extend the Term of the lease for an additional term;

WHEREAS, Landlord is willing to extend the Term of the lease upon the terms and conditions hereinafter set forth;

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

NOW THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.            REMEASUREMENT OF PREMISES

A.            The parties hereby acknowledge that, as provided in Paragraph 3 of the Sixth Amendment to Lease, the Premises have been remeasured by Visnick & Caulfield, using the Modified BOMA Standard and therefore, notwithstanding anything to the contrary in the Lease contained, effective as of January 1, 2005, the Premises shall be deemed to contain 354,936 rentable square feet of Office Premises and 107 rentable square feet of Data Closet Premises, as set forth above.

B.            The parties hereby acknowledge that, as provided in Paragraph 3 of the Sixth Amendment to Lease, the Building has been remeasured by Visnick & Caulfield using the Modified BOMA Standard and therefore, notwithstanding anything to the contrary in the Lease contained, effective as of January 1, 2005, Tenant’s Proportionate Share shall be deemed to be 20.419% (based on 354,936 rentable square feet of Office Premises plus 107 rentable square feet of Data Closet Premises divided by 1,738,779 [the rentable square footage of the Building]).

2.             EXTENSION OF TERM

The Term of the Lease is hereby extended for an additional term (“Additional Term”) commencing as of: (i) July 1, 2011, for Area A; (ii) October 1, 2007, for Area B; (iii) December 1, 2010, for Area C; and (iv) October 1, 2007, for the Data Closet Premises, and terminating in each such case (i.e., for the entire Premises) as of December 31, 2014 (“Extended Termination Date”). Said Additional Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such Additional Term (including, without limitation, Tenant’s obligation to pay for electricity pursuant to Section 5.01(b) of the Lease), except as set forth herein.

3.             REVISED BASE RENT, TAX BASE AND OPERATING COSTS IN THE BASE YEAR

A.            In consideration of Tenant agreeing to an early extension of the Term of the Lease, commencing as of January 1, 2005, and continuing through the Extended Termination Date, the Base Rent for the Office Premises shall be [/*/ CONFIDENTIAL TREATMENT REQUESTED]. Since Tenant has previously paid Base Rent and additional rent for the months of January and February 2005 at the rates in effect before the adjustments effected by this Amendment, Tenant has overpaid rent for such months in the aggregate amount of $ [/*/ CONFIDENTIAL TREATMENT REQUESTED]. Tenant shall recover such overpayment

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by crediting such amount against the installment of Base Rent payable on March 1, 2005. Notwithstanding the foregoing, Tenant shall have no obligation to pay Base Rent in respect of the Office Premises and Data Closet Premises for the period commencing as of  [/*/ CONFIDENTIAL TREATMENT REQUESTED] and ending  [/*/ CONFIDENTIAL TREATMENT REQUESTED].

B.            Commencing as of January 1, 2005, and continuing through the Extended Termination Date, the Tax Base shall be the Taxes paid in the calendar year ending December 31,  [/*/ CONFIDENTIAL TREATMENT REQUESTED] (i.e., 50% of the Taxes payable for fiscal year  [/*/ CONFIDENTIAL TREATMENT REQUESTED] plus 50% of the Taxes payable for fiscal year [/*/ CONFIDENTIAL TREATMENT REQUESTED]).

C.            Commencing as of January 1, 2005 and continuing through the Extended Termination Date, Operating Costs in the Base Year shall be the Operating Costs incurred in the calendar year ending December 31,  [/*/ CONFIDENTIAL TREATMENT REQUESTED].

D.            Commencing as of January 1, 2005 and continuing through the Extended Termination Date, the Base Rent in respect of the Data Closet Premises shall be [/*/ CONFIDENTIAL TREATMENT REQUESTED].

E.             In the event that any of the provisions of the Lease is inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

4.             LANDLORD’S CONTRIBUTION

A.            Landlord shall contribute an aggregate amount of  [/*/ CONFIDENTIAL TREATMENT REQUESTED] (“Landlord’s Contribution”) towards the cost of leasehold improvements to be installed by Tenant in the Premises (“Tenant’s Work”) and/or, at Tenant’s election, as a credit against Tenant’s obligation to pay Base Rent under the Lease. From and after the mutual execution and delivery of this Amendment, Tenant may elect to apply the Landlord’s Contribution toward any installment of Base Rent falling due under the Lease by giving Landlord written notice of such election not later than five (5) days before the due date of such installment. Tenant may make such election with respect to multiple installments by a single notice. If Tenant elects to apply the Landlord’s Contribution, or any portion thereof, towards the cost of Tenant’s Work, the following provisions of this Paragraph 3 shall apply.

B.            Tenant’s Work, if any, shall be performed in accordance with the Lease including, without limitation, Sections 4.01 and 6.05 thereof. Provided that no Event of Default exists at the time that Tenant requests any requisition on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes hereof, a “requisition” shall

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the Premises. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Tenant shall submit requisition(s) no more often than monthly.

C.            Notwithstanding anything to the contrary herein contained:

(i)            Landlord shall have no obligation to advance funds on account of Landlord’s Contribution with respect to payment of the cost of Tenant’s Work unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans, if applicable.

(ii)           Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after [/*/ CONFIDENTIAL TREATMENT REQUESTED]. Any portion of Landlord’s Contribution that has not been requisitioned as aforesaid by [/*/ CONFIDENTIAL TREATMENT REQUESTED], shall be applied against the next installment(s) of Base Rent due under the Lease until the Landlord’s Contribution has been exhausted. Nothing contained herein shall affect Tenant’s right to apply the Landlord’s Contribution toward any installment of Base Rent falling due before [/*/ CONFIDENTIAL TREATMENT REQUESTED].

D.            Except for Landlord’s Contribution, Tenant shall bear all other costs of Tenant’s Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

5.             CONDITION OF PREMISES

The parties hereby acknowledge that Tenant is in occupancy of the Premises and, notwithstanding anything to the contrary herein or in the Lease contained, Tenant shall take the Premises “as-is”, in the condition in which the Premises are in as of January 1, 2005, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant’s occupancy or to perform any work whatsoever in or about the Premises and without any warranty or representation by Landlord as to the condition of the Premises, except as may otherwise be expressly provided in this Amendment. Notwithstanding the foregoing, Landlord agrees that the Premises and, to the extent applicable, the Building shall comply with the Base Building Conditions set forth in Exhibit B attached hereto. To the extent that any work is required to make the Premises or the Building, as the case may be, comply with such requirements, the cost of such work shall be allocated as otherwise provided in the Lease (e.g., if the cost of such work would constitute Operating Costs under the Lease, then a portion of the same shall be reimbursed to Landlord as additional rent if and to the extent otherwise required under the Lease).

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.             ADDITIONAL RENT FOR OPERATING COSTS AND TAXES

Effective as of January 1, 2005, Section 3.02 of the Lease is hereby deleted in its entirety and the following is substituted in its place:

Section 3.02    ESCALATION:

A.            Definitions. As used in this Section 3.02, the words and terms which follow mean and include the following:

(a)           “Operating Year” shall mean a calendar year in which occurs any part of the term of this Lease.

(b)           “Operating Costs in the Base Year” shall be the amount as stated in Paragraph 2 of the Ninth Amendment to Lease.

(c)           “Tenant’s Proportionate Share” shall be the figure as stated in Paragraph 1B of the Ninth Amendment to Lease. (The phrase “Tenant’s Percentage” shall be substituted with the phrase “Tenant’s Proportionate Share”).

(d)           “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities, provided that any betterment or other assessments payable in installments shall be payable over the longest period of time available under applicable law, and only the installments (including any interest thereon required by law) payable during the Term shall constitute Taxes hereunder. As of the Execution Date, “Taxes” shall not include any transfer, franchise, estate or inheritance, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Ninth Amendment to Lease, shall constitute “Taxes,” but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. “Taxes” shall also include reasonable and customary third party expenses of tax abatement or other proceedings contesting assessments or levies.

(e)           “Tax Base” shall be the amount stated in Paragraph 3B of the Ninth Amendment to Lease and shall apply to a Tax Period of twelve (12) months. The

Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

(f)            “Tax Period” shall be any calendar year in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the calendar year ending December 31, [/*/ CONFIDENTIAL TREATMENT REQUESTED].

(g) “Operating Costs”:

(1)           Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and grounds including, without limitation, vehicular and pedestrian passageways related to the Building (but excluding those areas, if any, outside the Building and for which operating expenses are chargeable to non-office (i.e., commercial) tenants), related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of “Specifically Included Operating Costs,” as set forth below, but shall not include “Excluded Costs,” as hereinafter defined. If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, the shared costs and expenses shall be equitably prorated and apportioned between the Building and such other buildings or properties.

(2)           Definition of Excluded Costs. “Excluded Costs” shall be defined as mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Building, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such Tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income. Excluded Costs shall also mean the following:

A.            overhead and profit paid to Landlord or its subsidiaries or affiliates for services to the extent that the same exceed the cost of such services rendered by other first-class unaffiliated parties on a competitive basis.

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

B.            management fees in excess of the level of fair market management fees for comparable properties (and in no event greater than three percent (3%) of gross rental collections per year).

C.            leasehold improvements, alterations and decorations done for tenants of the Building, and services performed for any tenant (including Tenant) of the Building, whether at the expense of Landlord or such tenant, to the extent that such work or services are in excess of the work or services which Landlord is required to furnish to Tenant under this Lease.

D.            costs incurred in connection with the making of repairs which are the obligation of another tenant of the Building.

E.             advertising and promotional expenditures, and charitable and political contributions.

F.             financing and refinancing costs in respect of any mortgage placed upon the Property, including points and commissions in connection therewith.

G.            interest or penalties for late payment by Landlord.

H.            costs (including, without limitation, attorney’s fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability.

I.              costs incurred by Landlord as a result of Landlord’s breach of this Lease or any other lease with a tenant of the Property.

J.             the initial cost of equipment used in the operation, repair and maintenance of the Building, or the rental costs of such equipment.

K.            Wages, salaries, or other compensation paid to any executives, or other employees above the grade of general manager and any compensation paid to any Building employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Property.

L.             costs relating to any retail, residential, garage or storage space (i.e., other than storage space utilized in connection with the operation of the Building) in the Building.

M.           Taxes and any estate, succession, inheritance, profit, use, occupancy, gross receipts, rental, capital gains, and transfer taxes imposed upon Landlord.

N.            leasing and brokerage commissions and similar fees.

O.            the cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facilities, child care center, cafeteria, conference center, luncheon club, athletic or recreational club.

P.             the cost of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain whether or not insurance proceeds or a condemnation award are recovered or adequate for such purposes; provided, however, that, notwithstanding the foregoing, amounts paid from time to time by Landlord as a deductible under a property insurance policy with respect to any casualty at the Building shall be included in Operating Costs.

Q.            lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased, except to the extent that the Annual Charge-Off of such Capital expenditure is includible in Operating Costs pursuant to Subparagraph (3) below.

R.            any rent, additional rent or other charge under any lease or sublease to or assumed by Landlord.

S.             costs of any items which are reimbursable to Landlord by other tenants (other than as a reimbursement of Operating Costs), insurance or condemnation proceeds or third parties.

T             debt service under any mortgage on the Property and rent payable under any ground or underlying lease.

U             costs attributable to the presence of Hazardous Materials in the Building.

V.            depreciation, amortization (except as otherwise expressly provided herein) and other non-cash charges.

W.          any bad debt loss, rent loss or reserves for bad debts or rent loss.

X.            the cost of acquiring, leasing, installing, or restoring works of art.

Y.            any expenses which are not paid or incurred in respect of the Building or Land but rather in respect of other real property owned by landlord, provided that with respect to any expenses attributable in part to the Building or Land and in part to other real property owned by Landlord (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), Operating Costs shall include only such portion thereof as are apportioned by Landlord to the Building or Land on a fair and equitable basis;

Z.            fines or penalties resulting from the violation by Landlord of any applicable legal laws and requirements;

AA.        expenses of relocating or moving any tenant(s) of the Building;

BB.          costs incurred with respect to a sale or transfer of all or any portion of the Building or any interest therein or in any person of whatever tier owning an interest therein.

CC.          costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

DD.         any insurance costs to the extent the same are in excess of those that are customary for like-type first-class office buildings located in Boston, MA;

EE.          all costs of Landlord’s general corporate and general administrative and overhead expenses;

FF.          the cost of temporary exhibitions located at or within the Building.

(3)           Capital Expenditures.

(i)            Replacements. If, during the term of this Lease, Landlord shall replace or install any capital items or make any capital expenditures (collectively called “capital expenditures”) (x) which have the effect of reducing Operating Costs below the costs that would have been incurred absent such items or expenditures, or (y) to comply with legal requirements first enacted or promulgated and in effect, or first becoming applicable to the Building, after the Execution Date, the total amount of such costs shall not be includible in Operating Costs for the Operating Year in which they were made, but there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the annual Charge-Off of the capital expenditure for the item being replaced.

(ii)           Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such events, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (l/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

(iii)          Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv)          Capital Interest Rate. “Capital Interest Rate” shall be defined as the lesser of (A) the rate that Landlord would reasonably be required to pay to finance the cost of the capital item or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item, or (B) the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located.

(4)           Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Section 3.02(d) shall not be included herein.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building, except to the extent reimbursed to Landlord for services provided on an overtime basis.

Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Section 3.02 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord. Furthermore, if and to the extent that the Operating-Costs-in-the-Base-Year figure shall include any component representing the cost to the Landlord of electric current supplied to any tenant’s premises under so-called “rent-inclusion” lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Section 3.02 shall likewise be reduced by the amount for such cost component.)

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts and rental costs associated with the Building’s management office. From time to time at the request of Tenant, but not more frequently than annually, Landlord shall deliver to Tenant certificates evidencing the insurance maintained by Landlord the cost of which is included in Operating Costs.

ESFA: Costs incurred by Landlord with respect to the Building under the Declaration of Easements and Shared Facilities Agreement dated as of March 13, 2003, recorded with the Suffolk County Registry of Deeds in Book 30857, Page 290 and filed with the Suffolk County Registry District of the Land Court as Document No. 652358 (“ESFA”)

(5)           Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or portion thereof falling within the term (including the Base Year), Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy of the Building been at the Adjustment Percentage throughout such period. As used herein, the term “Adjustment Percentage” shall be a percentage equal to the higher of (i) ninety-five percent (95%), and (ii) the actual average percentage of occupancy of the Building during the Operating Year. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

B.            Tax Excess. If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Tax Excess”. If Taxes in any Tax Period decrease below the Tax Base, Tax Excess for that Tax Period shall be $0. Tax Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, reasonably calculated by Landlord on the basis of the most recent Tax data or budget available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder, or refund such amount to Tenant if the Term of the Lease has expired. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord’s bill therefor. Such obligation to reconcile the payment of Taxes for any Tax Period at the end of the term shall survive the expiration of the Term.

Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Section 3.02 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Reasonable and customary third party expenditures for legal fees and other expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period, if and to the extent such expenditures were not originally included in the Taxes paid by Tenant for such Tax Period.

C.            Operating Expense Excess. If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Operating Expense Excess.” If Operating Costs in any Operating Year decrease below Operating Costs in the Base Year, Operating Expense Excess for that Operating Year shall be $0. Operating Expense Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. No later than one hundred twenty (120) days after the end of the first calendar year and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the term, Landlord shall render Tenant a statement in reasonable detail and according to generally accepted accounting practices certified by an officer of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Costs. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, or refund such amount to Tenant if the Term of the Lease has expired. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord’s bill therefor. Such obligation to reconcile the payment of Operating Costs for any Operating Year at the end of the term shall survive the expiration of the Term.

D.            Part Years. If the Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense Excess or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

E.             Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Section 7.06 then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant’s Proportionate Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

F.             Disputes, etc.

Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Cost Excess:

1.             Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within thirty (30) days after Landlord receives a written request from Tenant to make such examination.

2.             Any request for examination in respect of any calendar year may be made no more than one (1) year after Landlord advises Tenant of the actual amount of Operating Costs in respect of such calendar year and provides to Tenant the year-end statement required under Paragraph C of this Section 3.02, provided however, if such examination results in a determination that Tenant was overcharged with respect to a calendar year, then Tenant shall have the right to review Landlord’s books as to the erroneous items for the two calendar years immediately prior to the calendar year in question; provided, however, that in no event shall Tenant have the right to make such an examination more than once with respect to any calendar year.

3.             If, after the examination by Tenant of Landlord’s books and records pursuant to this Section 3.02 with respect to any Operating Year, it is finally determined that: (i) Tenant has made an overpayment on account of Operating Costs, Landlord shall credit such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord, or (ii) Tenant has made an underpayment on account of Operating Expenses Allocable to the Premises, Tenant shall, within thirty (30) days of such determination, pay such underpayment to

Landlord. Nothing contained herein shall affect the right of Landlord to contest the findings of any such examination.

4.             Such examination may not be made by any examiner of Tenant that is being paid by Tenant on a contingent fee basis.

5.             As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

Any obligations under this Section 3.02 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

G.            Miscellaneous. In addition, (i) the following phrase shall be added after the word “Rent” wherever it appears in Section 8.03 of the Lease and at the end of the first (1st) sentence of Section 10.02 of the Lease: “including, without limitation, any amount of Operating Expense Excess and Tax Excess”.

7.             EXTENSION OPTIONS

Tenant shall continue to have two (2) five (5) year Extension Options in respect of all Premises, pursuant to Section 2.05 of the Lease, as amended by Paragraph 11 of the Eighth Amendment to Lease, except that said Section 2.05 shall be modified as follows:

(i) the phrase “one (1) year prior to the Initial Term Expiration Date” appearing in line 8 of Section 2.05(a) of the Lease is hereby deleted and the phrase “eighteen (18) months prior to the Extended Termination Date” is hereby substituted in its place;

(ii) the phrase “one (1) year” appearing in line 10 of said Section 2.05(a) is hereby deleted and the phrase “eighteen (18) months” is hereby substituted in its place;

(iii) the phrase “one hundred (100%) percent” in Section 2.05(c) of the Lease is hereby deleted and the phrase “ninety-five (95%) percent” is hereby substituted in its place;

(iv) the phrase “(i.e., space containing at least 100,000 rentable square feet of floor area)” shall be inserted after the phrase “comparable square footage” appearing in the second paragraph of Section 2.05(c);

(v) clause (ii) of Section 2.05(c) is hereby deleted and the following is substituted in its place: “(ii) the rental shall reflect the then condition of the Premises and all residual value of any improvements to the Premises, other than any improvements, alterations or finishes in the Premises paid for by Tenant that are above the level of first-class business offices in the Building and other first class buildings in Boston.

(vi) the phrase “twelve (12) months” appearing in line 14 of the third paragraph of Section 2.05(d) of the Lease is hereby deleted and the phrase “eighteen (18) months” is hereby substituted in its place; and

(vii) Section 2.05(e) is hereby deleted in its entirety and the following is hereby substituted in its place:

“(e) Conditions Precedent to Exercise. Notwithstanding any contrary provision of this Section 2.05 or any other provision of this Lease, any Extension Option and any exercise by Tenant of any Extension Option shall be void and of no effect unless on the First Extension Exercise Date or the Second Extension Exercise Date, as applicable, and on the First Extension Term Commencement Date and the Second Extension term Commencement Date, as applicable, (i) this Lease is in full force and effect (ii) no Event of Default on the part of Tenant has occurred and is continuing under this Lease, and (iii) Tenant shall not have sublet in the aggregate more than thirty-three percent (33%) of the rentable floor area of the Premises to any entity or entities other than a Tenant Affiliate (as defined in Section 6.04(f)); provided, however, that Landlord reserves the right to waive in writing the provisions of this subsection 2.05(e).”

In implementation of the foregoing, Paragraph 11 of the Eighth Amendment is hereby deleted and is of no further force or effect.

8.             TENANT’S EXPANSION OPTION

On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease beyond applicable notice and cure periods, and that Tenant shall not have sublet in the aggregate more than thirty-three percent (33%) of the rentable floor area of the Premises to any entity or entities other than a Tenant Affiliate, Tenant shall have the option to lease the entirety of the [/*/ CONFIDENTIAL TREATMENT REQUESTED] floor of the Building (“Expansion Area”). The Expansion Area contains approximately 28,511 rentable square feet, and is substantially as shown on Exhibit A attached hereto. The expansion option contained herein completely supercedes all previously existing expansion options of Tenant under the Lease.

A.            Exercise of Rights to Expansion Area

Tenant may exercise its option to lease the Expansion Area by giving written notice thereof (“Exercise Notice”) to Landlord on or before April 1, 2007. If

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Tenant fails timely to give such notice, Tenant shall have no further right to lease the Expansion Area, time being of the essence of this Paragraph 8. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, the Expansion Area, without the need for further act or deed by either party, for the term and upon all of the same terms and conditions of this Lease, except as hereinafter set forth.

B.            Lease Provisions Applying to Expansion Area

The leasing to Tenant of the Expansion Area shall be upon all the same terms and conditions of the Lease except as follows:

(1)           Term Commencement Date

The Term Commencement Date in respect of the Expansion Area (the “Expansion Commencement Date”), shall be the later of: (i) April 1, 2008, and (ii) the date that the then-current occupant vacates the Expansion Area. While Tenant’s right to exercise its option to lease the Expansion Area remains outstanding, Landlord will not enter into any lease with any entity other than Tenant or a Tenant Affiliate that will permit such entity to occupy all or any portion of the Expansion Area after March 31, 2008. Landlord agrees to use commercially reasonable efforts to deliver the Expansion Area to Tenant on or before April 1, 2008, which efforts shall include, if necessary, the commencement and prosecution of a summary process action to recover possession of such space. If Landlord fails to deliver possession of the Expansion Area to Tenant on or before April 1, 2008, then, as Tenant’s remedy therefor, Tenant shall receive a credit against Base Rent due hereunder in an amount equal to the excess of (a) the base rent payable by the then-current occupant of the Expansion Area as increased pursuant to the holdover provisions of such occupant’s lease with respect to the Expansion Area over (b) the Base Rent determined under Paragraph (2) below with respect to the Expansion Area. Such credit shall be calculated on a per diem basis for each day that elapses after April 1, 2008, and before the earlier to occur of (x) the Expansion Commencement Date and (y) June 1, 2008. In addition to the foregoing, if the Expansion Commencement Date has not occurred on or before June 1, 2008, then Tenant shall receive a credit against Base Rent payable hereunder in the amount of the per diem Base Rent determined under Paragraph (2) below with respect to the Expansion Area for each day that elapses after June 1, 2008, and before the occurrence of the Expansion Commencement Date. Notwithstanding the foregoing, if the per diem credit that tenant would receive for the period from April 1, 2008 through June 1, 2008 exceeds the per diem credit that Tenant would receive after June 1, 2008, then, in lieu of the credit set forth above applicable after June 1, 2008, Tenant shall continue to receive, if the Expansion Commencement Date has not occurred on or before June 1, 2008, the previously applicable rent credit.

(2)           Base Rent

The Base Rent payable in respect of the Expansion Area shall be 100% of the Fair Rental Value, as defined in Section 2.05(c) of the Lease, as amended, of the Expansion Area as of the Expansion Commencement Date, taking into consideration an amount of Base Operating Costs and Base Taxes for the Expansion Area equal to the amount of Operating Costs and Taxes payable under the Lease for 2008, as well as any improvement allowances, landlord’s work and other inducements. To assist Tenant in determining whether to exercise the Expansion Option, upon a written request given by Tenant to Landlord not earlier than January 1, 2007, Landlord shall give written notice to Tenant, within thirty (30) days after Tenant’s request, of Landlord’s determination of the Fair Rental Value of the Expansion Area as of the Expansion Commencement Date.

(3)           Condition of Expansion Area

Except as may be otherwise agreed to by the parties, the Expansion Area shall be delivered by Landlord and accepted by Tenant “as-is”, in its then (i.e. as of the Expansion Commencement Date), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Expansion Area for Tenant’s occupancy. In implementation of the foregoing, Landlord shall have no obligation under Section 2.03 of the Lease in respect of such Expansion Area.

C.            Notwithstanding the fact that Tenant’s exercise of the above-described expansion option shall be self-executing, as aforesaid, the parties hereby agree to execute a lease amendment reflecting the addition of the Expansion Area promptly after the determination of the Base Rent for the Expansion Area. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein expansion options, unless otherwise specifically provided in such lease amendment.

9.             RIGHT OF FIRST OPPORTUNITY

A.           Tenant shall continue to have the Right of First Opportunity pursuant to Section 2.07 of the Lease, except that the phrase “Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED]” in the first paragraph of Section 2.07(a) of the Lease is deleted and the phrase “Floor [/*/ CONFIDENTIAL TREATMENT REQUESTED]” is substituted in its place.

B.            The following is hereby added to the end of the first paragraph of Section 2.07(a) of the Lease:

“Notwithstanding anything herein to the contrary, (a) Tenant’s Right of First Opportunity with respect to Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED] is subject and subordinate to the rights of occupants contained in existing leases (as of the date of the Ninth Amendment to Lease) including any extensions or renewals thereof made pursuant to any options (including, without limitation, any rights of first offer or similar rights) contained in such leases at

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such time, except to the extent such existing leases are expressly subject and subordinate t o the rights of Tenant under this Lease, which existing rights are listed on Exhibit F attached hereto; and (b) Tenant’s Right of First Opportunity with respect to Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED] is subject and subordinate to (i) any expansion options and/or rights of first offer with respect to such space under leases existing as of the date of the Ninth Amendment to Lease and (ii) the rights of the named tenants contained in the existing leases (as of the date of the Ninth Amendment to Lease) of such space as such leases may be extended or renewed by such named tenants, whether or not any such extension or renewal is pursuant to an option contained in such lease (i.e., Landlord shall have the right to extend the tenancy of the named tenant under a lease on Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED], even if the same is not made pursuant to an option contained in the applicable lease, without giving Tenant a Right of First Opportunity hereunder, provided that any successor to such named tenant under such lease may only extend the occupancy in such space pursuant to an option contained in such lease that is enforceable by such successor).”

C.            The following is hereby added to the end of the second Paragraph of Section 2.07(a) of the Lease:

“Notwithstanding the foregoing or anything contained in Landlord’s notice, the term of any lease of any First Opportunity Space entered into under this Section 2.07 shall be coterminous with the Term of this Lease, including the Extension Options.”

D.            Section 2.07(b) of the Lease is hereby deleted in its entirety and the following is substituted in its place:

“(b)         Conditions Precedent to Exercise. Notwithstanding any contrary provision of this Section 2.07 or any other provision of this Lease, any Right of First Opportunity and any exercise by Tenant of any Right of First Opportunity shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Right of First Opportunity (the “First Opportunity Exercise Date”) and on the commencement date of the lease agreement for such First Opportunity Space (the “First Opportunity Commencement Date”) (i) this Lease is in full force and effect, (ii) no Event of Default on the part of Tenant has occurred and is continuing under this Lease, (iii) Tenant shall not have sublet in the aggregate more than thirty three percent (33%) of the rentable floor area of the Premises to any entity or entities other than a Tenant Affiliate, (iv) Tenant shall not have assigned this Lease to any entity other than a Tenant Affiliate, and (v) not less than twenty-four (24) months remain in the Term of this Lease (provided, however, that if less than twenty-four (24) months remain in the Term but Tenant has available any Extension Option, Tenant may, simultaneously with giving Landlord the notice contemplated by Section 2.07(a), exercise Tenant’s next available Extension Option so as to satisfy the condition set forth in this clause (v)); provided, however, that Landlord reserves the right to waive in writing the provisions of this Section 2.07(b).”

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.          TENANT’S GENERATOR

A.            Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, which approval shall not be unreasonably withheld conditioned or delayed, shall have the right to install up to two (2) supplemental generators with a power output not to exceed, in the aggregate, 2,000 kilowatts and a fuel storage system with a capacity not to exceed a 48-hour fuel supply (collectively, the “Generators”) to provide emergency additional electrical capacity to the Premises during the Term. The installation of the Generator and all appurtenant cables and other installations shall be at Tenant’s sole expense, but subject to Landlord’s Contribution if elected by Tenant as provided herein. The Generators shall be placed at a location on the Property designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld (the “Generator Area”). If the Generator Area is located in an indoor location, Landlord shall, at Landlord’s cost, separately demise the location of the Generator Area and deliver the Generator Area to Tenant in storage room shell condition, including electric supply for lighting only to such space. In any event, Tenant shall have the right to install, at its expense, electrical service to the Generator Area, whether the same is in an indoor location or an outdoor location. If the Generator Area is located in an outdoor location, the Generator Area shall be delivered to Tenant in “as-is” condition, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use. Notwithstanding the foregoing, Tenant’s right to install the Generators shall be subject to Landlord’s reasonable approval of the manner in which the Generators are installed, the manner in which any fuel storage and fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generators to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generators, including, without limitation, any necessary 2 hour rated fire enclosures or sound insulation. Landlord hereby agrees that it will provide reasonable means of access to run cables between the Generators and the Premises, whether through an air shaft, chase or other conduit or a combination thereof. In the event that it is technologically feasible to utilize the existing conveyor chase to run cables to connect the Premises to the Generators, and if Landlord shall refuse to permit use of such chase, any additional cost reasonably incurred by Tenant to utilize an alternative means of running such cable shall be reimbursed by Landlord to Tenant promptly after written notice from Tenant accompanied by copies of invoices evidencing such cost. Landlord shall have the right to require an enclosure reasonably acceptable to Landlord and Tenant to hide or disguise the existence of the Generators and to minimize any adverse effect that the installation and/or operation of the Generators may have on the appearance of the Building and Property. Tenant shall be solely responsible for obtaining at its expense all necessary governmental and regulatory approvals and permits and for the cost of installing, operating, maintaining and removing the Generators. Tenant shall not install or operate the Generators until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generators. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generators.

B.            Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generators shall in no way damage any portion of the Building or Property. To the maximum extent permitted by Law, the Generators and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and, subject to Section 7.05, Landlord shall have no liability to Tenant if the Generators or any appurtenances installations are damaged, except as a result of gross the negligence or willful misconduct of Landlord or any Landlord Related Parties. Subject to Section 7.05, Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generators and, in accordance with the terms of Section 7.04 of the Lease, to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties in connection with the installation, maintenance, operation or removal of the Generators, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generators and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generators, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

C.            Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generators and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generators and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy, other than to deliver any interior Generator Area in Storage Room Shell Condition. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain the Generators, including without limitation, any enclosure installed around the Generators in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator so as to keep such enclosure in good condition.

D.            Tenant, subject to the rules and regulations enacted by Landlord and to Landlord’s reasonable security requirements, shall have access to the Generators and their surrounding area at all times for the purpose of installing, repairing, maintaining and removing said Generators.

E.             Tenant shall only test the Generators before or after Normal Business Hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generators, and the Generators and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generators shall be solely supplied to the Premises.

F.             Except for electric service for lighting in the event that the Generator Area is located in an indoor location, Landlord shall no obligation to provide any services, including, without limitation, electric current, to the Generator Area. Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder except in connection with an assignment of the Lease.

G.            Landlord may from time to time elect to relocate the Generator Area and the Generators to another location on the Property. Landlord shall give Tenant written notice of any relocation not less than ninety (90) days before commencing any such relocation work. Any such relocation shall be performed at Landlord’s sole expense in accordance with plans and specifications prepared by Landlord and approved by Tenant in writing, which approval shall not be unreasonably withheld. In connection with any such relocation, Landlord shall insure that Tenant has access to a back-up power supply equivalent to that provided by the Generators at all times during such relocation.

11.          PARKING

A.           The parties hereby acknowledge that, pursuant to Section 2.08 of the Lease, as amended by Paragraph 6 of the First Amendment to Lease, Paragraph 6 of the Second Amendment to Lease, Paragraph 6 of the Fourth Amendment to Lease, Paragraph 10 of the Sixth Amendment to Lease, Paragraph 9 of the Seventh Amendment to Lease and Paragraph 8 of the Eighth Amendment to Lease, Landlord will make available to Tenant fifty-seven (57) automobile monthly parking permits for use in The Garage at 100 Clarendon Street (“Unreserved Parking Permits”). Said use of the Unreserved Parking Permits shall be upon all of the same terms and conditions as set forth in said Section 2.08 of the Lease, as amended. Nothing contained herein shall require Tenant to utilize all fifty seven (57) Unreserved Parking Permits at any time.

B.           In addition, Landlord shall use reasonable efforts to make available to Tenant up to six (6) automobile monthly parking permits (“Reserved Parking Permits”) in the reserved parking area (“Reserved Parking Area”) located at the entrance to The Garage at 100 Clarendon Street. Said use of the Reserved Parking Permits shall be upon all of the same terms and conditions as set forth in said Section 2.08 of the Lease, as amended. Tenant shall pay for said Reserved Parking Permits, as additional rent, at the prevailing rate for reserved parking permits in The Garage at 100 Clarendon Street, as such rate may be increased, from time to time. The parties hereby acknowledge that, as of the date of the Execution Date of this Ninth Amendment to Lease, another tenant in the Building has the exclusive right to the Reserved Parking Area. Landlord will use reasonable efforts to cause such tenant to relinquish up to six (6) spaces in the Reserved Parking Area, so as to make the same available for Tenant’s use.

C.            Any reference to the Hancock Garage in the Lease is hereby deleted and the phrase “The Garage at 100 Clarendon Street”  is substituted in its place.

12.           BROKERAGE

Tenant and Landlord each warrant to the other that it has had no dealings with any broker or agent in connection with this Ninth Amendment to Lease other than CBRE/Lynch Murphy Walsh Advisors and Meredith & Grew, Inc. (the “Brokers”), and each covenants to defend (with counsel reasonably approved by the other party), hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commission and charges claimed by an broker or agent except the Brokers, arising out of the warranting party’s dealings in connection with this Ninth Amendment to Lease or the negotiation thereof. Landlord shall pay the commissions due to the Brokers pursuant to the terms of a separate agreement.

13.           NOTICES

For all purposes of the Lease, the notice address for Landlord is as follows:

100 & 200 Clarendon LLC
c/o Beacon Capital Partners LLC
One Federal Street
Boston, Massachusetts 02110

with a copy to:

Beacon Capital Partners Management LLC
200 Clarendon Street
Boston, Massachusetts 02116
Attention: General Manager

The notice address for Tenant shall be at the Premises, to the attention of Andrew Joseph, with a copy to Edward Sargavakian, at the same address,

and a copy to:

Goodwin Procter LLP
Exchange Place

53 State Street, Boston, MA 02109
Attention: Andrew C. Sucoff, Esq.

14.           LANDLORD DEFAULT

Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure said default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default, provided that Landlord commences such cure within such 30 day period and thereafter continuously and diligently prosecutes such cure to completion.

15.           DELETED LEASE PROVISIONS

Sections 1.02(h), 1.02(w), 2.03, 2.06, 8.01(c), and the last three sentences of Section 6.04(f) of the Lease, Paragraph 5 of the First Amendment to Lease, Paragraph 5 of the Second Amendment to Lease, Paragraph 4 of the Revised and Corrected Third Amendment to Lease, Paragraph 5 of the Fourth Amendment to Lease, the entirety of the Fifth Amendment to Lease, Paragraphs 8 and 11 through 17 of the Sixth Amendment to Lease, Paragraphs 7 and 12 of the Seventh Amendment to Lease and Paragraphs 6 and 11 of the Eighth Amendment to Lease are hereby deleted and are of no further force or effect.

16.           SUBORDINATION

The following is added to the end of Section 6.09 of the Lease:

“Notwithstanding anything to the contrary in this Section 6.09 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee (in the form attached hereto as Exhibit D that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant’s possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be.”

17.           EXTRA SERVICES

Section 5.02(a) of the Lease is deleted and the following is substituted in its place:

“(a) Heating, ventilation, air conditioning or extra service provided by Landlord to Tenant (i) during hours other than Extended Business Hours, (ii) on days other than Business Days, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior written request of Tenant given with such advance notice as Landlord may reasonably require at a reasonable charge not in excess of Landlord’s actual cost to provide such service. The parties hereby acknowledge that, as of the Execution Date of this Ninth Amendment to Lease, the overtime charge based on Landlord’s actual costs for HVAC is [/*/ CONFIDENTIAL TREATMENT REQUESTED] per hour, as such charge may be increased by Landlord, from time to time.”

18.           DEFINITION OF COMPLEX

Section 5.01(c)(2) is hereby deleted and the following is substituted in its place:

“The “Complex” shall mean and include only the following buildings located in Boston and numbered as: 200 Berkeley, 197 Clarendon Street and 200 Clarendon Street.”

19.           HANCOCK MARKS

Tenant shall not use any Hancock Marks, as hereinafter defined, in a manner, in conjunction with, or in a recognizable relationship to any persons, entities, materials or Media, as hereinafter defined, that are Objectionable, as hereinafter defined. Tenant acknowledges and agrees that any right, benefit or protection available to the Landlord hereunder with respect to use of the name “John Hancock Tower” shall also be deemed to accrue to the benefit of, and may be exercised directly by, John Hancock Life Insurance Company or any of its Affiliates, as hereinafter defined.

For the purposes of this Paragraph 19, the following terms shall have the following definitions:

“Affiliates” means, with respect to any person or entity, any corporation, partnership or other business entity which controls or is controlled by, or is under common control with such person or entity, as applicable. For the purpose of this definition, the word “control” (including, with correlative meanings, “controlled by” and “under common control with”) as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities, interests, contract or otherwise.

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Hancock Marks” means, collectively, the Name and Signature, and such other logos, service marks, trademarks, domain names (including johnhancocktower.com, johnhancocktower.net, and johnhancocktower.org), and copyrights, whether registered or unregistered, proprietary to John Hancock Life Insurance Company with respect to the Building (including, without limitation, the marks registered with the USPTO under Registration Nos. 1287236, 1502565 and 1494582) or with respect to which Landlord provides Tenant with notice, and all Likenesses.

“Likeness” means a photograph, replica, sketch, drawing, image or any other visual or two dimensional or three dimensional representation of the Building, which photograph, replica, sketch, drawing, image or other representation does not include or display the Name, Plain Name, Signature, or any such other logos, service marks, trademarks, and copyrights, whether registered or unregistered, proprietary to John Hancock Life Insurance Company with respect to the Building.

“Medium” (or “Media”) means any communications or storage medium, regardless of method of storage, compilation or memorialization, if any, including without limitation, physical storage or representation, electronic storage, graphical (including designs and drawings) or photographic representation, or writings.

“Name” means “John Hancock Tower”.

“Objectionable” means any activity or material that: (a) is libelous or defamatory, disparaging, pornographic, sexually explicit, unlawful or plagiarized; (b) a reasonable person would consider harassing, abusive, threatening, harmful, vulgar, profane, obscene, excessively violent, racially, ethnically or otherwise objectionable or offensive in any way; (c) constitutes a breach of any person’s privacy or publicity rights, a misrepresentation of facts, hate speech or an infringement of any third party’s intellectual property rights of any kind, including without limitation, copyright, patent, trademark, industrial design, trade secret, confidentiality or moral rights; (d) violates or encourages others to violate any applicable law; or (e) would have a material adverse effect (1) on the reputation or business of Landlord or John Hancock Life Insurance Company or (2) on the reputation of the Building or (3) on the goodwill associated with the Marks or (f) would be materially detrimental to the marketing or leasing of the Building.

“Signature” means the script logo associated with the name “John Hancock,” as registered with the USPTO under Registration No. 0557033.

The Signature, as depicted in the drawing on file with the USPTO, consists of a substantial facsimile of the signature of John Hancock (1737-1793), patriot of the American Revolution, as said signature appears on the Declaration of Independence.

“USPTO” means the United States Patent and Trademark Office.

20.           MISCELLANEOUS AMENDMENTS

A.            The second paragraph of Section 2.01 (b) of the Lease is deleted in its entirety and the following is substituted in its place:

“During the Term, Tenant shall have the right to use, in common with other tenants, the food services, private dining rooms and meeting rooms, conference center, fitness center and other amenities from time to time located within or made available to occupants of the John Hancock Property Complex (as defined in Section 5.01(c)(2)), but only if and to the extent such amenities are made available by Landlord for use by any other tenant of the John Hancock Property Complex. Tenant’s right to use such amenities shall be on such terms, during such time periods and subject to such rules and regulations as are determined by Landlord and uniformly applied to such other tenant.”

B.            Section 5.01(a) of the Lease is hereby amended by deleting from the second paragraph of Subsection (v) thereof the following phrase: “, for so long as the Building is owned by John Hancock or a John Hancock Affiliate”.

C.            Section 5.06 of the Lease is deleted in its entirety and the following is substituted in its place:

“5.06    Exclusions.  so long as (i) no Event of Default on the part of Tenant has occurred and is continuing under this Lease, (ii) Tenant shall not have sublet in the aggregate more than thirty-three percent (33%) of the rentable floor area of the Premises to any entity or entities other than a Tenant Affiliate and (iii) Tenant shall not have assigned this Lease to any entity other than a Tenant Affiliate, Landlord shall not enter into a lease of space for premises located on Floors [/*/ CONFIDENTIAL TREATMENT REQUESTED] of the Building with any of the Excluded Companies (defined below) or any subsidiary that is wholly owned and controlled by any of the Excluded Companies and that is engaged in the financial services or mutual fund industry, which lease permits the subject premises to be used for any of the following services: securities custody, fund accounting, transfer agency, securities lending, mutual fund administration or foreign exchange. The “Excluded Companies” are: [/*/ CONFIDENTIAL TREATMENT REQUESTED]. The foregoing provision is not intended

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to, nor shall it be enforced to, restrict any bank from conducting its banking operations on such floors of the Building.

D.            Section 10.20 of the Lease is hereby amended by inserting the following at the end thereof:

“The requirements of this Section 10.20 shall not apply during such periods, if any, that Tenant’s financial information is publicly available.”

E.             Landlord agrees that a representative of Landlord will meet with a representative of Tenant annually upon the request of Tenant to discuss Tenant’s space requirements and the upcoming availability of vacant space in the Building.

F.            Section 6.07 of the Lease is hereby amended by inserting the following language at the end thereof:

Prior to entering the Premises for any reason, except in case of emergency, Landlord and any employees, agents, contractors or representatives of Landlord (collectively, a “Landlord Agent”) shall secure appropriate authorization (an “Authorization”) from Tenant, which may be in the form of a badge or other identification. Tenant shall act promptly upon any request for an Authorization, which Authorization shall not be unreasonably withheld. The Authorization will permit the Landlord Agent access to certain specific areas within the Premises where services are to be performed by Landlord Agent for the benefit of Tenant and at the direction of Tenant or where Landlord requires access in order to perform its obligations under this Lease. With respect to any Landlord Agent who performs services on a regular basis, such as premises cleaning personnel, the Authorization issued to such Landlord Agent shall permit access on a regular basis consistent with the schedule of services to be performed by such Landlord Agent. Except in case of emergency, Landlord Agent shall only access those certain areas where Tenant has specifically permitted access and only when and to the extent necessary to perform the Services. Landlord will not, and will use reasonable efforts to cause Landlord Agents not to, at any time, reveal to any person, association or company, any of the trade secrets or confidential information concerning Tenant, research and development activities of Tenant, marketing plans and strategies of Tenant, or business or finances of Tenant, so far as they have come or may come to the knowledge of Landlord or Landlord Agent (except for information that (i) becomes generally available to the public other than as a result of a disclosure by Landlord or any Landlord Agent, or (ii) was available to Landlord on a non-confidential basis prior to its disclosure to Landlord by Tenant or its representatives), and Landlord and Landlord Agent shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to Tenant. Notwithstanding the foregoing, Landlord may disclose such financial information as may be provided by Tenant to Landlord to actual or prospective lenders or purchasers of the Property and/or actual or prospective investors in Landlord or any of its affiliates and to Landlord’s consultants, attorneys, and accountants, so long as any person or entity to whom Landlord discloses such information agrees to keep such information confidential. In addition, Landlord and any Landlord Agent may disclose any information (a) to the extent required by any law, regulation, or order of any public authority or court, and (b) in connection with any litigation between Landlord and Tenant under the Lease. Further, Landlord shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of Tenant or concerning any of its dealings or affairs, otherwise than for the benefit of Tenant and during the performance of any Tenant requested or contracted service under this Lease.

21.           As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above written.

LANDLORD:		TENANT:
100 & 200 CLARENDON LLC		INVESTORS BANK & TRUST
COMPANY

By:	/s/ Philip J. Brannigan, Jr.	By:
Name:	Philip J. Brannigan, Jr.	Name:
Title:	Vice President	Title:
	Hereunto Duly Authorized	Hereunto Duly Authorized

30

prospective lenders or purchasers of the Property and/or actual or prospective investors in Landlord or any of its affiliates and to Landlord’s consultants, attorneys, and accountants, so long as any person or entity to whom Landlord discloses such information agrees to keep such information confidential. In addition, Landlord and any Landlord Agent may disclose any information (a) to the extent required by any law, regulation, or order of any public authority or court, and (b) in connection with any litigation between Landlord and Tenant under the Lease. Further, Landlord shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of Tenant or concerning any of its dealings or affairs, otherwise than for the benefit of Tenant and during the performance of any Tenant requested or contracted service under this Lease.

21.            As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above written.

[SEAL]

LANDLORD:	TENANT:
100 & 200 CLARENDON LLC	INVESTORS BANK & TRUST
COMPANY

By:	By:	/s/ Kevin J. Sheehan
Name:	Name:	KEVIN J. SHEEHAN
Title:	Title:	CEO
Hereunto Duly Authorized		Hereunto Duly Authorized

EXHIBIT A

EXPANSION AREA

EXHIBIT B

BASE BUILDING CONDITIONS

1.0           Building Shell & Service Core

Landlord shall deliver to tenant the following items, which collectively comprise and are hereby defined as the “Base Building.” All items shall be completed in accordance with applicable Building Codes, laws, and regulations, including without limitation the Americans with Disabilities Building Act (ADA).

(a)     The building shell and exterior, including perimeter window frames, seals, mullions, and glazing in good condition, with Building Standard window coverings in place and in good condition;

(b)     The core area, including necessary mechanical, electrical, sprinkler, plumbing, life-safety, heating, ventilation, air conditioning and structural systems are sufficiently connected for tenant’s secondary distribution system;

(c)     Building Standard doors at stairwells, toilet rooms, and core service rooms, installed with required hardware;

(d)     Public stairwells and required paths of egress as required for the occupied Premises;

(e)     Finished and secured electrical, mechanical, telephone, and janitorial rooms “service rooms”) to the extent located on the floor and as indicated on the Base Building plans;

(f)     Core service electrical rooms include all required feeders, transformers, panels, breakers and associated equipment as required to provide electrical service of 6.0 watts/SF of connected load consisting of 2 watts/SF for lighting (277 volt) and (4.0) watts/SF convenience (120 volt) service; metering as required by landlord shall be installed at landlord’s cost;

(g)     Core service telephone rooms are secured and installed with plywood backboards, interior lighting and electrical outlets;

(h)     Men’s and women’s toilet rooms, including plumbing fixtures, hot and cold running water, ceramic tile floors and wall surfaces, accessories and dividers, and ceilings and lighting;

(i)     Passenger and freight elevators, including finished interior cabs and lobbies complete with finished doors, frames, hardware, magnetic hold-open devices, call lanterns and buttons, fire department connections, and placards as required by Code and consistent with Building Standards;

(j)     Ground floor lobby with first class security;

(k)     Parking facilities with updated lighting, painting, signage, equipment, and other amenities;

(1)     Exterior plazas and landscaping;

(m)     Loading dock;

(n)     Exit signage as required by Code;

(o)     Concrete floors, smooth and level and adequate for the installation of Tenant’s finishes;

(p)     Main mechanical system, provided for tenant installed distribution system;

(q)     Primary fire sprinkler system consisting of main piping and associated control valves, mains, laterals, and uprights with sprinkler heads and secondary distribution as required by Code;

(r)     A primary fire/life safety annunciation system “backbone” sufficient for Tenant’s secondary distribution as required by Code;

(s)     Access to condenser water, for Tenant’s supplemental cooling systems, is available up to a capacity of 10 tons per floor (which capacity tenant may elect to allocated to a central location);

(t)     Fire extinguishers in all core fire extinguisher cabinets.

2.0           Hazardous Materials Criteria

Landlord agrees to make available a copy of a third party Phase I report on the Building regarding asbestos and other hazardous materials.

2.0           HVAC Design and Performance

The HVAC system shall be of sufficient capacity to maintain an average inside temperature of 75 degrees during summer with outdoors temperature of 91 degrees F.D.B. and 73 degrees F.W.B. and 72 degrees during winter with outside temperature of 9 degrees F.D.B. and in accordance with an occupancy of 130 square feet of Rentable Area per person (average per floor) and a demand load of 6 watts per square foot. These temperatures are subject to the conditions and requirements of State and Federal Energy Regulating bodies for non-residential buildings, including the any state Energy Conservation Standards.

EXHIBIT C

[/*/ CONFIDENTIAL TREATMENT REQUESTED]

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

C-1

[/*/ CONFIDENTIAL TREATMENT REQUESTED]

[/*/ CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

C-2

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT

(Lender)

-and-

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:

Location:

Section: Block: Lot: County:

PREPARED BY AND UPON RECORDATION RETURN TO:

Messrs. Cadwalader, Wickersham & Taft LLP 100 Maiden Lane New York, New York 10038 Attention:

File No.: Title No.

D-1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the       day of                   , 20     by and between [LENDER], having an address at [LENDER’S ADDRESS] (“Lender”), and                                                             , having an address at                                                                                                (“Tenant”).

RECITALS:

A.            Lender has made a loan in the approximate amount of $          to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated             , 20     , between Lender and Landlord (the “Loan Agreement”).  The Loan is evidenced by a certain Promissory Note dated                  , 20      , given by Landlord to Lender (the “Note”) and secured by a certain [Mortgage][Deed of Trust] and Security Agreement dated                  , 20    , given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B.            Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated                   , between                         , as landlord (“Landlord”) and Tenant, as tenant (the “Lease”): and

C.            Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions here in after set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.             Subordination.  Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2              Non-Disturbance.  Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the

1

Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Mortgage and the Loan Agreement shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) the Lease shall be in full force and effect and (c) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

E.     Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, provided, however, that the Transferee shall not be (a) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (b) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs, (c) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (d) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (e) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (f) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (g) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest.

F.     Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes

2

Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

G.    Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof; and any such amendment, modification, termination, prepayment, or voluntary surrender, without Lender’s prior consent, shall not be binding upon Lender.

H.    Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

I.      Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

If to Lender: [Lender’s Notice]

3

With a copy to:    Cadwalader, Wickersham & Taft LLP

100 Maiden Lane

New York, New York 10038
Attention:
Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

J.     Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

K.    Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

L.     No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

M.   Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

N.    Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

O.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

4

P.     Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Q.    Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

R.    Further Acts. Tenant will, at the sole cost of Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

S.     Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

5

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

[Lender]

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to
the provisions of Section 4 hereof:

LANDLORD:
, a

By:
Name:
Title:

1

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

1

EXHIBIT A

LEGAL DESCRIPTION

A-1